Exhibit 99.1

Un-carrier Customers #GetThanked with

T-Mobile Stock, T-Mobile Tuesdays & More…

Un-carrier 11, a history-making move dedicated exclusively to saying “thank you” to customers,

offers T-Mobile customers ownership in the company, free stuff every week, and free in-flight Wi-Fi

Bellevue, Washington — June 6, 2016 — In a nationwide simulcast to millions of Un-carrier customers today via the web and social media, T-Mobile (NASDAQ: TMUS) president and CEO John Legere unveiled the company’s eleventh iconic Un-carrier move—#GetThanked, a set of initiatives dedicated exclusively to thanking T-Mobile customers.

In another unprecedented first, Legere introduced Stock Up™, a first-of-its kind program that could turn millions of T-Mobile customers into T-Mobile owners—something no other publicly traded company has done before. The Un-carrier is offering a FULL share of T-Mobile US (TMUS) common stock to millions of existing and new customers. And customers can grow their ownership up to 100 shares a year by doing what they’re already doing—recommending T-Mobile.

In addition, the Un-carrier announced T-Mobile Tuesdays, a new app that thanks T-Mobile customers with free stuff and epic prizes, every Tuesday. T-Mobile has partnered with some of the best and coolest brands to thank its customers every single week, including Gilt, Domino’s, StubHub, Wendy’s, VUDU, Fandango, Legendary Pictures and Universal Pictures, Lyft and more … with new gifts and more partners unveiled every Tuesday.

“Get ready for a gratitude adjustment, America! This Un-carrier move is all about giving you a good thanking! No strings. No gotchas. Just ‘thank you for being a customer!’” said John Legere, president and CEO of T-Mobile. “At T-Mobile, we already wake up every day working for our customers—so I’ve decided to make it official and turn T-Mobile customers into T-Mobile owners by offering them stock. And we’re thanking customers every week with cool stuff from brands people love. For free. Every Tuesday!”

T-Mobile’s also thanking customers with a full free hour of Gogo Wi-Fi on your smartphone on EVERY Gogo-equipped domestic flight—for all T-Mobile customers. That’s two-thirds (67%) of all connected domestic planes and millions of flights a year. Of course, texting on Gogo is still free for Un-carrier customers for the entire flight—but T-Mobile’s beefing it up with free in-flight messaging on iMessage, Google Hangouts, WhatsApp and Viber.

Most corporations say ‘thank you’ with rewards and loyalty schemes that are not much more than thinly veiled attempts to manipulate customers into forking over more of their hard-earned cash. 7 in 10 (72%) people see through it and agree loyalty programs exist to squeeze more money out of them. That’s why 90% of comments about loyalty programs in social media are negative and why customers don’t bother to use well over half (58%) of the programs they’re on.

T-Mobile is turning all that on its head by saying “thank you” to customers and asking nothing in return. With Stock Up and T-Mobile Tuesdays, you don’t have to spend more, stay longer, collect points, or qualify for special, elite tiers to be thanked for being a customer. Un-carrier 11 is about T-Mobile showing its loyalty to customers—not the other way around.

Stock Up like a boss—up to 100 shares of T-Mobile stock

With this history-making move, T-Mobile wants to turn millions of its existing customers into shareholders, starting with everyone who is the primary contact on their eligible postpaid consumer smartphone account. And, tomorrow, new T-Mobile Simple Choice customers who switch to the Un-carrier will also automatically qualify for a full, free share of T-Mobile US stock when they open a new postpaid consumer smartphone account. Now, T-Mobile customers can share in the future of the company.

Beyond the initial share, customers can stock up … and up … and up … just by doing what they already do—recommend T-Mobile. T-Mobile customers are the #1 most satisfied overall in wireless and nearly three-quarters (71%) of them already say they’d recommend the Un-carrier. And 69% of customers say recommendations were the deciding factor in choosing T-Mobile. Starting tomorrow, T-Mobile is thanking these advocates by giving them another full share – up to 100 shares a year – of T-Mobile US stock for every primary account holder who takes their recommendation and switches to the Un-carrier. That’s roughly $4,200 in just one year, based on the current share price!

As a special thank you to its most loyal customers, T-Mobile’s giving those who’ve been with the Un-carrier for five or more years TWO full shares of T-Mobile stock for each recommendation until 2017.

“For me, there’s no higher praise than hearing a customer say they recommend T-Mobile to family and friends, so we wanted to get this right,” said Legere. “And, what better way to thank you than sharing in the future of our company?! Now, T-Mobile customers own the place!”

It costs nothing to get your shares or set up an account with T-Mobile’s brokerage partner, LOYAL3, and there are absolutely no fees to get or sell your share this year – and no fee to maintain your account as long as you’re an active customer. Your T-Mobile stock is completely free. It’s yours to do with what you want—you can hold on to it or sell it and pocket the cash whenever you choose.

Existing customers can claim their T-Mobile stock starting tomorrow, June 7, through June 21 in the T-Mobile Tuesdays app, and customers can learn more about growing their ownership when they recommend T-Mobile at www.t-mobile.com/StockUp.

T-Mobile Tuesdays—Free stuff. Every week.

If you’re a T-Mobile customer, Tuesday is about to become your very favorite day of the week. And it all starts tomorrow, June 7th—the first T-Mobile Tuesday.

First off, the Un-carrier’s treating customers to dinner and a movie every week. Which means T-Mobile customers can carry out a FREE medium two-topping Domino’s pizza, FREE small Wendy’s Frosty and FREE movie rental from VUDU, Walmart’s video on-demand service. And they can do it again next Tuesday. And the one after that. You get the idea.

“That’s right. We just did that. Until further notice, we’re treating our customers to dinner and a movie—all to say ‘Thank you’!” said Legere.

Each week, customers can count on T-Mobile Tuesdays to thank them with recurring gifts, a surprise gift from a new partner and a chance to win something epic. Of course, the Un-carrier will keep changing up the menu to keep your Tuesdays fresh, fun and full of gratitude with more partners like American Giant, Buffalo Wild Wings, Condé Nast, Fanatics, Fandango, Gilt, HotelTonight, JackThreads, Legendary Pictures and Universal Pictures, Lyft, Major League Baseball, MGM Resorts International, Samsung Electronics America, Inc., Shell, StubHub, The Clymb, The Grommet and Warner Brothers. That’s for starters.

The Un-carrier will unveil a surprise ‘thank you’ for customers with a new partner each week. Gifts like free movie tickets, free gift cards, free subscriptions, free ride-sharing and more. Tomorrow, everyone can get a free ticket from Fandango to the opening weekend of this summer’s blockbuster movie, Warcraft—just for being a customer.

Finally, someone will win a truly epic prize every Tuesday. Tomorrow, one lucky person’s going to win a trip on a party bus to a private screening of Warcraft along with 40 of their closest friends with all the candy, popcorn and soda they can handle. Every week, you’ll have a chance to win something truly mind-blowing. Here are just a few examples of upcoming prizes:

•	a trip for two to Vegas to stay at Mandalay Bay with tickets to see UB40 at the Mandalay Bay Beach and roll VIP style at Luxor’s LAX Nightclub. Plus $100 in Lyft credits to get around town.

•	a trip to MLB All-Star week in San Diego for you and a lucky guest, including exclusive access to the Home Run Derby press conference and batting practice to see the top players up close and personal.

•	a once-in-a-lifetime expedition for you and your hiking buddy up the legendary Inca Trail to Machu Picchu in Peru, complete with accommodations, meals, and tours from The Clymb.

•	a trip to New York City to refresh your wardrobe with a $10,000 shopping spree with the help of an in-house stylist in the private Gilt showroom.

To see a calendar of possible prizes through June, check out newsroom.t-mobile.com/news-and-blogs/un-carrier-11.

T-Mobile has made it incredibly simple and easy for you to get these ‘Thank You’ gifts through the free T-Mobile Tuesday mobile app. Just download the app and punch in your phone number, and you’re good to go. The app will even remind you when you have free stuff waiting. T-Mobile Tuesdays is open to all monthly postpaid, prepaid and business T-Mobile customers. And – remember – if you don’t get your Thank You gifts this Tuesday, you can always get ‘em next Tuesday.

To download the T-Mobile Tuesdays app and #GetThanked, visit the App Store or Google Play. And, customers who gloat about their gifts in social media can #GetThanked even more. When customers share pics of their T-Mobile Tuesday gifts using #GetThanked, the Un-carrier will plus up some of them in a big way – with extra Warcraft tickets, a blowout Domino’s party, free Lyft rides all month long and more.

#GetThanked at 30,000 Feet

T-Mobile customers can already text away at 30,000 feet on every Gogo-equipped domestic flight—all flight long. Since this game-changer launched in September 2014, millions of T-Mobile customers have sent in-flight texts—all absolutely free.

Now, the Un-carrier’s taking it one giant step further. Starting June 13, all T-Mobile customers can #GetThanked with a free full hour of Wi-Fi on their smartphones to surf, email, and post to their hearts’ content. And it works on all Gogo-equipped domestic flights—that’s 4 million flights a year—for all T-Mobile customers!

T-Mobile and Gogo are also lighting up iMessage, Google Hangouts, WhatsApp and Viber so customers can use their favorite messaging apps to stay connected – in addition to SMS texting – at 30,000 feet. That’s right. Free messaging and texting, plus a free hour of Gogo Wi-Fi on your smartphone, all in mid-air and all courtesy the Un-Carrier.

For more information on T-Mobile’s in-flight offerings, please visit www.t-mobile.com/offer/free-in-flight-wifi-texting-uncarrier.

For more information on Un-carrier 11, check out www.t-mobile.com/GetThanked and the Un-carrier 11 media kit at newsroom.t-mobile.com/news-and-blogs/un-carrier-11.htm.

Partners Behind T-Mobile Tuesdays

Domino’s

“Pizza is the best ‘thank you’ we can imagine! That’s why we are excited to partner with T-Mobile in rewarding its customers in a big way on T-Mobile Tuesdays. Who knew Tuesday could be the best day of the week? Now it is!”

Dennis Maloney, Chief Digital Officer, Domino’s

Fandango

“We are thrilled to join forces with T-Mobile to thank their customers with millions of free opening weekend ‘Warcraft’ movie tickets as part of their T-Mobile Tuesdays campaign. At Fandango, we love movies, and free movie tickets is a wonderfully effective way to reward T-Mobile customers.”

Jason Davis, VP & GM, Fandango Rewards

HotelTonight

“We’re excited to partner with T-Mobile to help them thank their customers as part of T-Mobile Tuesdays. This is a great opportunity to team up with a likeminded company to do something really special. Like T-Mobile, we’re laser-focused on delighting our customers – offering them incredible service and great value unlike anyone else in our respective industries.”

Sam Shank, CEO and Co-Founder, HotelTonight

JackThreads

“JackThreads is all about partnering with likeminded brands who are dedicated to taking care of their guys. Our customers deserve more from the brands they love and I’m confident that JackThreads and T-Mobile are going to deliver it.”

Ryan McIntyre, Chief Marketing Officer, JackThreads

Lyft

“Treating people better is core to Lyft’s mission. We’re excited to team up with T-Mobile to help thank their customers with a friendlier way to get around town.”

Oliver Hsiang, Vice President of Partnerships, Lyft

Major League Baseball (MLB)

“MLB’s partnership with T-Mobile continues to deliver valuable benefits for our fans with the offering of MLB prizes and experiences through T-Mobile Tuesdays. We are excited to participate in T-Mobile Tuesdays, which is a significant new addition to T-Mobile’s ongoing effort to innovate the way it delivers service, benefits and a unique customer experience.”

Noah Garden, Executive Vice President, Business, Major League Baseball

Samsung Electronics America, Inc.

“Samsung prioritizes innovation, and T-Mobile’s new #GetThanked program delivers a truly innovative way of thanking customers. Samsung and T-Mobile have enjoyed a tremendous business relationship and we’re excited about giving some loyal customers an opportunity to get cutting-edge Samsung products as prizes.”

Travis Warren, Senior Vice President, Samsung Electronics America, Inc.

StubHub

“StubHub is dedicated to connecting people to inspiring events around the globe, and we think there’s no better way to do this than to team up with T-Mobile to reach an even broader audience. We’re extremely excited to participate in T-Mobile Tuesdays so together we can thank fans through the gift of incredible live experiences.”

Kirt Thomson, Director of New Business, StubHub

The CLYMB

“We’re thrilled to be partnering with T-Mobile, an innovative brand that we respect and admire. With T-Mobile Tuesdays they are cutting through the noise and showing their customers love and appreciation and The Clymb is supporting that cause and helping inspire the T-Mobile community to get outdoors and engage in some human-powered adventure. From the gear they might need on their local trail, beach, mountain or river; to planning and booking an epic trip to the other side of the world, we’re here to help with, and celebrate their adventures.”

Luis Vargas, Chief Brand Officer and President Travel, The CLYMB

The Grommet

“The Grommet is excited to be a part of T-Mobile’s #GetThanked campaign, providing the innovative consumer products we launch as thank you gifts and prizes. We hope to surprise and delight T-Mobile’s customers as we surprise The Grommet’s community every day!”

Jillian Balis, Chief Marketing Officer, The Grommet

VUDU

“With Binge On, we teamed up with T-Mobile to empower customers to enjoy movies and TV shows on VUDU without burning through their data plans. With T-Mobile Tuesdays, we’re helping customers #GetThanked with a rental of one our more than 100,000 titles every week without burning through cash. We’re excited to offer a free rental for T-Mobile customers every Tuesday!”

Jeremy Verba, Vice President and General Manager, VUDU and Walmart.com Entertainment

Limited time offers; subject to change. Qualifying service required. At participating locations. Certain promotions may include restrictions/limitations; see specific offer for details. Stock Up: Must be majority age; T-Mobile Tuesday app required. One per primary account holder of qualifying postpaid consumer account with active voice service. New LOYAL3 account required; subject to LOYAL3 terms. Timely (15 days) redemption required; may take up to 60 days for shares to be added. Port-in required for new & referred customers. To make a referral, referring account must have qualifying, active, postpaid service through redemption; referred party must activate new qualifying service & be active for 15 days. T-Mobile has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you redeem your offer, you should consult with your tax advisor and read the prospectus in that registration statement and other documents T-Mobile has filed with the SEC for more complete information about T-Mobile and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, T-Mobile or LOYAL3 will arrange to send you the prospectus if you request by calling toll free 1-855-256-9253 or visiting https://rewards.loyal3.com/docs/t-mobile/prospectus.pdf. Prizes: NO PURCHASE NECESSARY TO ENTER OR WIN. Void where prohibited. See Official Rules available at T-MobileTuesdays.com. Gogo: Requires capable device, Wi-Fi Calling functionality, valid e911 address, & 1 prior Wi-Fi call w/ current SIM card.

About T-Mobile US, Inc.

As America’s Un-carrier, T-Mobile US, Inc. (NASDAQ: TMUS) is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company’s advanced nationwide 4G LTE network delivers outstanding wireless experiences to more than 65.5 million customers who are unwilling to compromise on quality and value. Based in Bellevue, Washington, T-Mobile US provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. For more information, please visit http://www.t-mobile.com.

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